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                                                                    EXHIBIT 10.9

                             FOURTH AMENDMENT TO THE
                        MANTECH INTERNATIONAL 401(k) PLAN

         AMENDMENT to the ManTech International 401(k) Plan (the "Plan") by ManTech International Corporation (the "Company").

         The Company maintains the Plan, effective as of January 1, 1993, and amended and restated effective as of October 1, 1998. The Company has the power to amend the Plan and now wishes to do so. Unless otherwise provided herein, the amendment shall be effective as of October 1, 1998.

         NOW THEREFORE, the Plan is amended as follows:

I.       Section 1.15 of the Plan is amended by replacing the reference to "2.7
         (b)" with "2.1(b)."

II. Sections 3.10 and 4.2(a)(iii) of the Plan are amended by replacing all references to "4.2(a)(iv)" with "4.2(a)(iii)."

III. The portion of Section 4.5(b) of the Plan preceding Section 4.5(b)(i) is amended in its entirety to read as follows:

         If the Annual Addition to a Participant's Account in any Limitation Year exceeds the limitation of this Section due to allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or a reasonable error in determining the amount of Deferral Contributions that may be made with respect to any individual under the limits of Code section 415 or under other limited facts and circumstances approved of by the Commissioner of the Internal Revenue Service, then the amounts that would have been credited to his Account but for this Section in excess of the limitation shall be administered as follows:

IV. Section 4.7(a) of the Plan is amended in its entirety to read as follows:

         (a) Effective for Plan Years beginning after December 31, 1996, each Plan Year, the Actual Deferral Percentage of eligible Highly Compensated Employees shall not exceed the greater of:

               (i) The Actual Deferral Percentage of all other eligible Employees for the preceding Plan Year multiplied by 1.25; or

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                    (ii) The lesser of the Actual Deferral Percentage of all
                         other eligible Employees for the preceding Plan Year multiplied by 2, or the Actual Deferral Percentage of all other eligible Employees for the preceding Plan Year plus 2 percentage points.

V. Section 4.8(a) of the Plan is amended in its entirety to read as follows:

         (a) Effective for Plan Years beginning after December 31, 1996, each Plan Year, the Contribution Percentage of eligible Highly Compensated Employees shall not exceed the greater of:

                    (i) The Contribution Percentage of all other eligible Employees for the preceding Plan Year multiplied by 1.25; or

                    (ii) The lesser of the Contribution Percentage of all
                         other eligible Employees for the preceding Plan Year multiplied by 2, or the Contribution Percentage of all other eligible Employees for the preceding Plan Year plus 2 percentage points.

VI.      Section 4.8(c) of the Plan is amended by adding the following new
         Section 4.8(c)(vi):

         To the extent Deferral Contributions or Participant Basic After-Tax Contributions are distributed to a Participant under Section 4.9, Company Basic Matching Contributions attributable to such Deferral Contributions or Participant Basic After-Tax Contributions shall be forfeited as of the end of the Plan Year in which the contributions were made, and shall be used to reduce future Company Contributions.

VII. Effective for Plan Years beginning after December 31, 1996, the second and third sentences of Section 4.8(e) of the Plan are amended in their entirety to read as follows:

         If the aggregate limit is exceeded, the Excess Contributions and the Excess Aggregate Contributions of Highly Compensated Employees (as defined in Section 4.9(b)) will be calculated and distributed as provided in Section 4.9(b) of the Plan. The amount of distributions under this Section shall be determined using the dollar leveling method described in Section 4.9(e).

VIII. Effective for Plan Years beginning after December 31, 1996, Section 4.9(b) of the Plan is amended in its entirety to read as follows:

         For purposes of this Section, "Excess Contributions" means, for a Plan Year, the excess of the Actual Deferral Percentage of Highly Compensated Employees over the maximum Actual Deferral Percentage for Highly Compensated Employees permitted under the anti-discrimination tests described in Section 4.7 (determined by reducing deferrals made by

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         Highly Compensated Employees in the order of their Deferral Percentages beginning with the highest of such percentages). For purposes of this Section, "Excess Aggregate Contributions" means, for a Plan Year, the excess of the Contribution Percentages of Highly Compensated Employees over the maximum Contribution Percentage for Highly Compensated Employees permitted under the anti-discrimination tests described in
         Section 4.8 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). Any Excess Contributions and any Excess Aggregate Contributions and income attributable to those contributions shall be distributed to the Highly Compensated Employees within 2 1/2 months after the close of the Plan Year in which the Deferral Contributions, Participant Voluntary Contributions, and Company Contributions were made. In determining the amount of the distributions under this Section, the Plan Administrator shall use the dollar leveling method described in subsection (e).

IX. Effective for Plan Years beginning after December 31, 1996, Section 4.9(e) of the Plan is amended in its entirety to read as follows:

         The dollar leveling method of reducing an Employee's Excess Contributions means the method of reducing Excess Contributions starting with the Highly Compensated Employee with the greatest dollar amount of Deferral Contributions and continuing until the amount of Excess Contributions has been accounted for. The dollar leveling method of reducing an Employee's Excess Aggregate Contributions means the method of reducing Excess Aggregate Contributions starting with the Highly Compensated Employee with the greatest dollar amount of Voluntary Contributions and Company Contributions and continuing until the amount of Excess Aggregate Contributions has been accounted for.

X. Section 4.9(f) of the Plan is amended in its entirety to read as follows:

         The amount of Deferral Contributions to be distributed pursuant to this section shall be coordinated with the amount of Excess Contributions to be distributed as determined under Section 4.7 as follows: first, the amount of Deferral Contributions to be distributed shall be reduced by the amount of Excess Contributions previously distributed or re-characterized for the Plan Year beginning in such taxable year; and second, the amount of Excess Contributions to be distributed shall be reduced by Deferral Contributions which were previously distributed for the taxable year ending in the same Plan Year.

XI. Section 6.4(a) of the Plan is amended in its entirety to read as follows:

         If a Participant dies before his vested interest in his Account has begun to be distributed, the Participant's vested interest in his Account will be paid to the Participant's Beneficiary in a single sum cash payment or in a form selected pursuant to Section 6.8, unless a survivor annuity is automatically payable pursuant to subsection (b) below or Section

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         6.8(a). If a Participant dies while receiving distributions from the
         Plan, the balance of the Participant's vested interest in his Account shall be paid to the Participant's Beneficiary at least as rapidly as under the method of payment being used under Section 6.8 as of the date of the Participant's death.

XII. The third sentence of the second paragraph of Section 6.7(c) of the Plan is amended in its entirety to read as follows:

         Distributions under this Section shall be made in accordance with Code section 401(a)(9) and any regulations thereunder, including the minimum distribution incidental benefit requirements of section 1.401(a)(9)-2 of the proposed Treasury regulations.

XIII.    In all respects not amended, the Plan is hereby ratified and confirmed.

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         To record adoption of the Amendment as set forth above, ,the Company has caused this document to be signed on this ____ day of ____________________.

                                               MANTECH INTERNATIONAL CORPORATION

                                               BY: _____________________________

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